                                   EXHIBIT 3

                     SETTLEMENT AND DISTRIBUTION AGREEMENT

        THIS SETTLEMENT AND DISTRIBUTION AGREEMENT (this "Agreement") is made and entered into as of November 30, 1996 (the "Effective Date") by and among Crown Revenue Services, Inc. ("Crown"), Culloden of Ohio, Inc., formerly known as R.E. Roark Companies, Inc. ("Roark") and REE, Inc., an Ohio corporation and an affiliate of Roark ("REE").

                             BACKGROUND INFORMATION

        A. Crown and Roark have entered into a certain Retainage Sharing Agreement dated as of July 31, 1994 (the "RSA"). All capitalized terms not specifically defined herein have the meanings ascribed to them in the RSA.

        B. Crown and the Federal Deposit Insurance Corporation, as successor to the RTC, have entered into a certain Settlement and Release Agreement (the "RTC Settlement") whereby, on or about the Effective Date, Crown is receiving from the FDIC, in full and final settlement of all issues surrounding the Managed Assets, Retainages in the amount of $2,499,857.52, less $200,000 (the "Escrowed Funds") held in escrow pending the resolution of certain issues set forth in the RTC Settlement.

        C. The parties hereto want to enter into this Agreement to effect the distribution of the Retainage Payment as contemplated by the RSA.

        THEREFORE, the parties agree as follows:

                             STATEMENT OF AGREEMENT

        1. Pursuant to the RSA crown, on the one hand, and Roark and REE, on the other hand, are each entitled to fifty percent (50%) of Retainages which accrued on or before July 31, 1994 and Crown is entitled to one hundred percent (100%) of Retainages which accrued after July 31, 1994.

        2.  Crown is hereby distributing the Retainage Payment as follows:

          RECIPIENT                           PAYMENT
            Crown                          $1,585,847.88
            Roark                           $660,079.25
             REE                            $53,930.39
            Crown              The Escrowed Funds, when and as received

        3. Crown hereby acknowledges receipt of the sums set forth in Paragraph 2. Crown further acknowledges and agrees that said receipt, together with the execution and delivery on the Effective Date of another agreement among the parties hereto, constitutes a full and final settlement of any and all sums due and owing or matters arising under or related to the RSA. Crown, for and on behalf of itself and its successors, assigns and affiliates, hereby releases and forever discharges Roark and REE, and their respective officers, directors, employees, agents, successors, assigns and affiliates, of and from any and all accountings, actions, claims, contracts, demands, executions, liabilities or responsibilities, at law or in equity which Crown ever had or now has arising under or related to the RSA.

        4. Roark and REE hereby acknowledge receipt of the sums set forth in Paragraph 2. Roark and REE further acknowledge and agree that said receipt, together with the execution and delivery on the Effective Date of another agreement among the parties hereto, constitutes a full and final settlement of any and all sums due and owing or matters arising under or related to the RSA. Roark and REE, for and on behalf of themselves and their respective successors, assigns and affiliates, hereby release and forever discharge Crown, its officers, directors, employees, agents, successors, assigns and affiliates, of and from any and all accountings, actions, claims, contracts, demands, executions, liabilities or responsibilities, at law or in equity which either Roark or REE ever had or now has arising under or related to the RSA. Without limiting the generality of the foregoing, Roark and REE hereby disclaim any right, title or interest in or to the Escrowed Funds.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the Effective Date.


                                       CROWN REVENUE SERVICES, INC.


                                       By: /s/ Stephen W. Brown
                                           ---------------------------------
                                           Name:  Stephen W. Brown
                                           Title: Secretary


                                       CULLODEN OF OHIO, INC., f.k.a. R.E. ROARK
                                       COMPANIES, INC.


                                       By: /s/ Ronald E. Roark
                                           ---------------------------------
                                           Name:  Ronald E. Roark
                                           Title: President


                                       REE, INC.


                                       By: /s/ Ronald E. Roark
                                           ---------------------------------
                                           Name:  Ronald E. Roark
                                           Title: President


                                       3